                                    AGREEMENT

                                     BETWEEN

                               LONZA BIOLOGICS PLC

                                       AND

                          AVANT IMMUNOTHERAPEUTICS INC










Confidential Treatment Requested As To Certain Information Contained In This Exhibit

     THIS AGREEMENT is made the _______ day of _________, 2000 BETWEEN

     1. LONZA BIOLOGICS PLC, the registered office of which is at 228 Bath Road, Slough, Berkshire SL1 4DY, England ("LB"), and

     2. AVANT IMMUNOTHERAPEUTICS INC, of 119 Fourth Avenue, Needham MA 024942725, USA, ("the Customer").

     WHEREAS

     A. Customer is the proprietor of the *** Confidential Treatment Requested as to this information *** expressing *** Confidential Treatment Requested as to this information *** protein and owns certain intellectual property rights in relation thereto, and

     B. LB has expertise in the development of processes for and manufacture of products from similar cell lines, and

     C. Customer wishes to contract with LB for Services to develop a Process for and manufacture Product from its proprietary cell line; and

     D. LB is prepared to perform such Services for Customer on the terms and conditions set out herein.

     NOW THEREFORE it is agreed as follows:

     1. In this Agreement, its recitals and the schedules hereto, the words and phrases defined in Schedule 4 hereto and in the Standard Terms for Contract Services set out in Schedule 5 hereto shall have the meanings set out therein.

     2.   Subject to the Standard Terms for Contract Services set out in
          Schedule 5 and any Special Terms; LB agrees to perform the Services and the Customer agrees to pay the Price together with any additional costs and expenses that fall due hereunder.

     3.   3.1    Any notice or other communication to be given under this
          Agreement shall be delivered personally or sent by facsimile transmission, or if facsimile transmission is not available, by first class pre-paid post addressed as follows:

                 3.1.1   if to LB to:

                         Lonza Biologics plc
                         228 Bath Road
                         Slough Berkshire SL14DY

                         Facsimile: 01753 777001
                         For the attention of the President

                 3.1.2   if to the Customer to:

                         Avant Immunotherapeutics Inc
                         119 Fourth Avenue
                         Needham MA 02494-2725
                         USA

                         Facsimile: 001 781433 0262
                         For the attention of the President;

                 or to such other destination as either party hereto may hereafter notify to the other in accordance with the provisions of this clause.

          3.2 All such notices or other communications shall be deemed to have been served as follows:

                 3.2.1   if delivered personally, at the time of such delivery;

                 3.2.2 if sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission;

                 3.2.3 if sent by first class pre-paid post, ten (10) business days (Saturdays, Sundays and Bank or other public holidays excluded) after being placed in the post.

     AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.


Signed for and on behalf of
                                                 -------------------------

LONZA BIOLOGICS PLC
                                                 -------------------------
                                                                          TITLE

Signed for and on behalf of

AVANT IMMUNOTHERAPEUTICS INC
                                                 -------------------------

                                                 -------------------------
                                                                          TITLE

                                   SCHEDULE 1

     For the purposes of this document:

     "Cell Line" shall mean the *** Confidential Treatment Requested as to this information *** created by the Customer expressing Product.

     "Product" shall mean *** Confidential Treatment Requested as to this information *** from the Cell Line.

A.   DRAFT SPECIFICATION FOR BULK PURIFIED PRODUCT

     Lonza Biologics and the Customer will agree a draft Specification for the Bulk product * to be manufactured in Stage 8. Test parameters to be included in the Specification could be:

     ***Confidential Treatment Requested as to this information***


















Note: Lonza will release bulk Product against this draft Specification as outlined above.

A.   DRAFT SPECIFICATION FOR VIALLED PRODUCT

     Lonza Biologics and the Customer will agree a draft Specification for the vialled product. Test parameters to be included in the Specification could be:

***Confidential Treatment Requested as to this information***


















Note: Lonza will release vialled Product against this draft Specification as outlined above.

B.   SPECIFICATION FOR A MASTER AND WORKING CELL BANK

     STARTING MATERIAL DEFINITION

     Master or Working Cell Bank of a cryopreserved ***Confidential Treatment Requested as to this information*** prepared from a pooled culture and stored in individual ampoules in liquid nitrogen refrigerators.

     GENERAL MASTER CELL BANK SPECIFICATION

     1. The acceptance criteria for tests performed on ampoules from the cell bank


     ***Confidential Treatment Request as to this information***


     2. Tests carried out on an ampoule of the cell bank or ort an ampoule of a cell stock linearly related to the cell bank, for example the Customer Stock. (The acceptance criteria to release the cells to Lonza's GMP facility are given in parentheses).

     ***Confidential Treatment Request as to this information***

                               SCHEDULE 2 SERVICES


                                    CONTENTS


     1.   Supply of Customer Materials and Customer Know-How

     2.   Activities to be undertaken by Lonza

          Stage 1   -   Medium Selection, Cloning and Cell Line Selection

          Stage 2   -   Fermentation Studies

          Stage 3   -   Master and Working Cell Bank Preparation and Analysis

          Stage 4   -   Assay Transfer and Validation

          Stage 5   -   Purification Process Transfer

          Stage 6   -   Development Pilot Batch, Production of Non-GMP Product

          Stage 7   -   GMP Documentation

          Stage 8   -   Production of GMP Product at *** Confidential Treatment
          Requested as to this information ***: Creation of a Post Production Cell Bank

          Stage 9   -   Regulatory Documentation/Support for *** Confidential
          Treatment Requested as to this information ***

          Stage 10  -   Evaluation of Virus Clearance

1.   SUPPLY OF CUSTOMER MATERIALS AND CUSTOMER KNOW HOW

     Customer shall supply to Lonza the following:

     i) Sufficient information on the Cell Line and the Product to allow a risk assessment as required by the `Genetically Modified Organisms (Contained Use)' Regulations 1992 and a safety assessment by Lonza's Biological Safety Committee.

     ii) At least 10 identical ampoules of viable frozen cells from the Cell line (Customer's Stock) containing approximately 5 x 106 cells/ampoule.

     iii)   If available a sample of purified Product as a reference standard.

     iv) A formulation for the Product that will be produced by the Cell Line. The Customer has developed a suitable formulation for the Product. The formulation will be supplied to Lonza Biologics to enable completion of the purification of the pilot material (Stage 6).

     v) Detailed information on the purification procedures used to date to purify Product by the Customer.

     vi) Protocols for any product specific assays that the Customer will transfer to Lonza such that Lonza can test the Product in Development Laboratories and QC (Stage 4).

     vii) Full details including suppliers of up to four commercially available media prior to commencement of Stage 1.

     viii)  Documents relating to mycoplasma testing performed on the Cell Line.

2.     ACTIVITIES TO BE UNDERTAKEN BY LONZA BIOLOGICS

1.0    STAGE 1 - MEDIUM SELECTION, CLONING AND CELL LINE SELECTION

       1.1    OBJECTIVES

              1.1.1 To assess up to four commercially available *** Confidential Treatment Requested as to this information *** culture media for suitability for use with the incoming Cell Line.

              1.1.2 To clone the incoming Cell Line, adapt sub clones to serum free suspension culture and select the most suitable Cell Line for long term production.

              1.1.3 To monitor stability of production and growth characteristics of selected Cell Line and one back-up Cell Line.

       1.2    ACTIVITIES

              SUBSTAGE 1 a - MEDIUM SELECTION

              1.2.1 Receive details from the Customer on the cell culture process conditions used to date to grow the Cell Line.

              1.2.2 Receive details including suppliers of up to four commercially available media. Source media and components if required from approved suppliers.

              1.2.3 Receive documents from Customer detailing Cell Line virus and mycoplasma testing data. Receive ampoules of the Cell Line from the tested cell bank.

              1.2.4 Review documentation from 1.2.3 and confirm that the Cell Line is negative for mycoplasma. Revive cells from an ampoule of the incoming Cell Line and grown in suspension in up to four different commercially available *** Confidential Treatment Requested as to this information *** culture media. Establish criteria for routine subculture of the Cell Line.

                      Note: 5uM methotrexate will be included in all cell culture media used for culture expansion. Methotrexate will not be included in media used in cell cultures which are allowed to overgrow (until cell viability decreases).

              1.2.5 Estimate cloning efficiency (by limiting dilution) of the Cell Line in the four different commercially available serum free media used in 1.2.4 supplemented with appropriate concentrations of serum.

              1.2.6 For those media that support good cell growth allow shake flask cultures to overgrow (until cell viability decreases) and measure Product accumulation by assays established under Stage 4.

                      Note: These shake flask cultures will be fed with glucose.

                      Deliver samples of cell culture supernatant (approximately
                      10ml) from the cultures taken at intervals during 1.2.6 to the Customer to enable the Customer to confirm Product concentrations and Product quality.

                      Note: If there is a delay in completion of these analyses by the Customer at this point, there may be a delay in completion of the Services

              EVALUATION POINT
              Evaluate and report the performance of the cell line in the commercially available *** Confidential Treatment Requested as to this information *** culture medium.

              Agree with the Customer which medium is selected to progress with for the remaining Stages.

              Discuss and agree with the Customer a series of laboratory scale fermentations to be performed in Stage 2.

              SUBSTAGE 1b - CLONING AND CELL LINE SELECTION

              1.2.7 Revive cells from an ampoule of the incoming Cell Line and perform a single round of cloning using the capillary aided cell cloning technique. The Cell Line will be cultured and plated in the selected medium supplemented with an appropriate concentration of serum.

                      The capillary aided cell cloning technique involves the use of a capillary which delivers a droplet of a cell suspension to each well of a 48 or 96 well plate. The droplet is then examined under a microscope to confirm the presence of a single cell before medium is added and the confirmed clones grown on.

              1.2.8 Adapt up to 15 clones to serum free culture medium. Perform an assessment of the productivity of the Cell Lines in shake flask cultures by allowing the cultures to grow to maximum cell concentration at high viability and measure Product accumulation by assays established under Stage 4.

                      Deliver samples of cell culture supernatant (approximately
                      10ml) from the cultures to the Customer to enable the Customer to confirm Product concentrations and Product quality.

                      Note: If there is a delay in completion of these analyses by the Customer at this point, there may be a delay in completion of the Services.

                      Select 3 candidate cloned Cell Lines for further development.

                      At this point the Customer and Lonza will agreed on the Lead Cell Line.

              1.2.9 Cryopreserve pre-seed stocks (PSS) of 12 ampoules of cells from each of the 3 candidate Cell Lines selected in 1.2.8.

                      Cryopreserve 2 ampoules of all other serum free adapted Cell Lines.

              1.2.10 Establish criteria for routine subculture of the Cell Line. Assess the stability of production of the selected Cell Line and one back-up Cell Line in suspension culture for 60 generations beyond the PSS in cell culture media with and without methotrexate.

                      Deliver samples of cell culture supernatant (approximately
                      10ml) taken from the culture at appropriate intervals to the Customer to enable the Customer to confirm Product concentrations and Product quality.

              1.2.11 Issue a report of activities to Customer. This report shall include the following:

                      - Details of the key experimental data generated in Stage 1.
                      - An assessment of the performance of the Cell Line at laboratory scale.

                      Note: In all reports to the Customer any techniques or reagents used . which are proprietary to Lonza will be described in outline only.

       1.3    TIMESCALE

              Stage 1 shall be complete with the issue of the report of activities and it is estimated that this report will be issued *** Confidential Treatment Requested as to this information *** from the start of Stage 1.

              Stage 2 (Cell Banking) can commence at the Customer's request any time after activity 1.2.9 is complete.

       2.1    STAGE 2 - FERMENTATION STUDIES

       2.2    OBJECTIVES

              2.2.1 To assess the key fermentation parameters for the Customer's Cell Line.

              2.2.2 To determine production kinetics in laboratory scale fermenters *** Confidential Treatment Requested as to this information ***

              2.2.3 To test if Lonza's generic fermentation Process is appropriate for production of the Product in the selected medium.

              SUBSTAGE 2a - FERMENTATIONS USING CUSTOMER'S MEDIUM

       2.2    ACTIVITIES

              2.2.1 Receive fermentation process details, medium and relevant safety information from the Customer to enable Substage to commence.

              2.2.2 Revive cells from an ampoule of the Cell Line received from the Customer in the medium supplied by Customer.

              2.2.3 Carry out a time course of cell growth and Product accumulation in duplicate laboratory scale stirred and airlift ferementers *** Confidential Treatment Requested as to this information *** using the medium supplied by the Customer and fermentation conditions supplied by the Customer.

              2.2.4 Measure Product concentration using methods established under Stage 4a.

              2.2.5 Harvest the cell culture supernatants and purify using S-Sepharose.

              2.2.6 Deliver the material to the Customer to enable the Customer to determine product quality.

              2.2.7   Issue a summary report of results to Customer.

              SUBSTAGE 2b - FERMENTATIONS USING MEDIUM SELECTED UNDER STAGE 1

              2.2.8 Revive cells from an ampoule of the Cell Line received from the Customer in the medium selected in Stage 1 (1.2.6).

              2.2.9 Perform up to 4 pairs of laboratory scale *** Confidential Treatment Requested as to this information *** fermentations using the Cell Line received from the Customer. These studies will be agreed with the Customer and will assess the key fermentation parameters for this Cell Line and Product for example:

              - An evaluation of Lonza's generic fermentation Process operating conditions.

              - An assessment of whether adjustment to the medium formulation will be required to produce Product of similar quality to previous Customer fermentations, e.g. effect of sodium bicarbonate concentration, effect of feeding regimes.

              2.2.10 Deliver samples of the cell culture supernatants (10ml) from 2.2.8 to the Customer to enable the Customer to confirm Product concentrations and Product quality.

              2.2.11 Assess Product concentrations and Product quality using assays established under Stage 4.

              2.2.12 Review the results from 2.2.10 with the Customer and select the optimum fermentation Process.

              2.2.13 Using the PSS of the lead Cell Line (1.2.9) perform up to two pairs of laboratory scale fermentations. Monitor cell growth and Product accumulation to determine the optimum point to harvest culture supernatant.

              2.2.14 Deliver samples of the cell culture supernatant (10ml) to the Customer to enable the Customer to confirm Product concentrations and Product quality.

              2.2.15 Assess Product concentrations and Product quality using assays established under Stage 4.

              2.2.16 Issue a report of activities to Customer. This report shall include the following:

              -       Details of the key experimental data generated in Stage 2.
              - An assessment of the performance of the Cell Line at laboratory scale.
              - A preliminary estimate of the expected productivity of the Cell Line at production scale.

              EVALUATION POINT
              At this point the Customer and Lonza Biologics will assess whether the selected medium is suitable to proceed with the Services. If it is agreed that the selected medium is unsuitable to proceed with the Services, then Lonza and the Customer will agree an alternative work programme.

       2.3    TIMESCALE

              Stage 2 shall be complete on the issue of the report of activities and it is estimated that this report will be issued *** Confidential Treatment Requested as to this information *** from the start of Stage 2.

3.0    STAGE 3 - MASTER AND WORKINQ CELL BANK PREPARATION AND ANALYSIS

       3.1    OBJECTIVES

              3.1.1 To test the PSS created under Stage 1 (1.2.9) such that sufficient test information is available for rapid transfer of the Cell Line to Lonza's GMP manufacturing facility. Testing for potential adventitious agents is required so that all cell line and products are protected for customers.

              3.1.2 To create and characterise a master cell bank (MCB) and a working cell bank (WCB).

       3.2    ACTIVITIES

              3.2.1 Send an ampoule of the PSS (1.2.9) of the Lead Cell line and two backup candidate Cell Lines to a testing laboratory to be tested by assay for mycoplasma.

              3.2.2 Send ampoules of the Cell Line to Testing Laboratories to be tested by:

                      a)      Assay for viruses:
                              *** Confidential Treatment Requested as to this information ***
                      b)      Isoenzyme analysis

              3.2.3 Prepare GMP documentation, for the preparation of the cell banks from the selected Cell Line.

              3.2.4 Establish a 200 ampoule MCB and a 250 ampoule WCB according to the principles of GMP. The MCB will be derived from one ampoule of the PSS and the WCB will be derived from one ampoule of the MCB. Methotrexate will be used in the cell culture medium. The cell banking system has been designed with reference to the "Points to Consider in the Characterisation of Cell line used to Produce Biologicals" (1993 -CBER, Food and Drug Administration), and the"Production and Quality Control of Monoclonal Antibodies" (1995, Commission of the European Communities).

              3.2.5 Establish standard maintenance, storage and release procedures for the MCB and WCB at two separate Lonza sites.

              3.2.6   Characterise the MCB and WCB :-

                      - Assess sterility (21 CFR 610.12) and mycoplasma (FDA PTC 1993) status.
                      - Assess cell bank viability from 5 ampoules distributed through the bank.

                      - Evaluate growth of cells from the MCB and WCB following Lonza's generic inoculum regime to measure doubling time, cell growth and split ratios.

              3.2.7 Issue report of activities to Customer. The report shall include:

                      -       a description of preparation of the cell banks;
                      -       details of the history of the Cell Line at Lonza;
                      - mycoplasma and sterility test results on the cell banks;
                      - details of cell growth characteristics for the Cell Line i.e. doubling time, cell concentration, split ratios, viability;
                      - details of materials and methods used for activities under sections 3.2.4; 3.2.5 and 3.2.6;
                      - a summary of Lonza's storage and control procedures for the cell banks;
                      -       Testing Laboratory results.

       3.3    CELL BANK CHARACTERISATION (VIRUS TESTING)

              Additional viral characterisation of the cell banks will be required in order to support regulatory applications to conduct clinical trials, or market a product, including testing of a post-production cell bank (PPCB) as prepared in Stage 8 of these Services. Lonza can arrange for such testing at Lonza's approved contractors on Customer's behalf on terms to be agreed or alternatively deliver ampoules of the Cell Line to Customer for performance of this testing.

              Note: THIS PROPOSAL MAKES PROVISION FOR TESTING OF THE PSS TO ENABLE RAPID TRANSFER OF THE CELL LINE INTO LONZA'S MANUFACTURING FACILITY. THESE TESTS ON THE PSS ENABLE THE CELL BANKS TO MEET THE CELL BANK SPECIFICATION (SCHEDULE 1). HOWEVER FOR INITIATION OF PHASE I CLINICAL TRIALS THE CELL BANKS ALSO NEED TO BE TESTED.

       3.4    TIMESCALE

              Stage 3 shall be complete with the issue of the report of activities and it is estimated that this report will be issued *** Confidential Treatment Requested as to this information *** from the start of Stage 3. It is estimated that he 200 ampoule MCB will be established *** Confidential Treatment Requested as to this information *** from the start of Stage 3 the 250 ampoule WCB will be established *** Confidential Treatment Requested as to this information *** from the start of Stage 3 and the report will be complete *** Confidential Treatment Requested as to this information *** from the start of Stage 3. The duration of cell bank virus testing will depend on the range of tests chosen by the Customer and on the Testing Laboratory that is selected.

4.0    STAGE 4 - ASSAY TRANSFER AND VALIDATION

       SUBSTAGE 4a - PRODUCT ELISA ASSAY TRANSFER

       4.1    OBJECTIVES

              4.1.1 To transfer an assay for measurement of Product concentration in cell culture supernatants, to be used as an assay in the Lonza development laboratories to support the work programme.

       4.2    ACTIVITIES

              4.2.1 Receive protocols from the Customer for the Product ELISA assay to be used in development. Key reagents will be provided if they are not readily available commercially.

              4.2.2 Assess the performance of the assay on cell culture supernatants from the Cell Line. Compare data to data generated by the Customer.

              4.2.3 Validate the assay for working range, accuracy and precision.

              4.2.4 Issue a report on the activities in Stage 4a to the Customer.

       4.3    TIMESCALE

              Substage 4a can commence as soon as protocols and reagents and reference standards are received from the Customer. It is estimated that Stage 4 will take *** Confidential Treatment Requested as to this information *** to complete.

              SUBSTAGE 4b - ASSAY TRANSFER AND VALIDATION

       4.4    OBJECTIVES

              4.4.1 To establish and where appropriate validate assays for determination of Product quality during the development programme and for draft Specification testing.

              4.4.2 To agree with the Customer which assays to apply at which stages of the work programme.

              4.4.3 To evaluate the performance of Lonza's standard QC assays for the Product/Process.

              4.4.4 To establish assays as required for testing of new GMP raw materials.

       4.5    ACTIVITIES

              4.5.1 Receive protocols from the Customer for the assays to be used in development and QC. Key reagents will be provided if they are not readily available commercially.

              4.5.2 Assess the performance of these Customer assays with Product.

              4.5.3 Evaluate the performance of Lonza Biologics' QC assays with Product as appropriate.

              4.5.4 Perform validation as appropriate to this phase of the clinical programme according to ICH requirements.

              4.5.5   Transfer the assays to Lonza Biologics Quality Department.

              4.5.6 Issue a report on the activities in Substage 4b to the Customer.

                      Note: The timescale for this programme are estimates only and make assumptions on the number of assays to be transferred and that the assays are transferred smoothly and no unexpected issues arise.

       4.6    TIMESCALE

              Substage 4b can commence as soon as protocols and reagents and reference standards are received from the Customer. The timescale for Substage 4b will be discussed and agreed with the Customer.

5.0    STAGE 5 - PURIFICATION PROCESS TRANSFER

       5.1    OBIECTIVES

              5.1.1 To transfer to Lonza a one step (S-Sepharose) sample purification method for use in the assessment of Product quality.

              5.1.2 To establish purification process suitable for manufacture of the Product at *** Confidential Treatment Requested as to this information ***.

              5.1.3 To design a purification process as close as possible to the Customer's process that will fit with Lonza's equipment and procedures.

              5.1.4 To provide a sample of Product purified using the selected process to the Customer for evaluation.

       5.2    ACTIVITIES

              5.2.1 Receive complete information from the Customer on performance of the purification process at the Customer's facility. Source and qualify new raw materials as required. Identify changes that can be made to the existing purification process.

              5.2.2 Observe the purification process at the Customer's laboratories.

                      Note: If at this point difficulties in supply or adaptation to Lonza's equipment and procedures are identified, these will be discussed with the Customer. Extra costs may be incurred if specialist equipment or resins have to be sourced.

              5.2.3 Under Stage 2 of the Services provide cell culture supernatant from cell cultures.

              5.2.4 Purify Product from the bulk supernatant using the procedure provided by the Customer, modified to fit Lonza's large scale equipment.

              5.2.5   Measure yield after each purification step.

              5.2.6 Analyse selected in Process samples and final Product for purity by methods to be established under Stage 4b.

              5.2.7 Deliver a sample of the Product to the Customer for evaluation.

              EVALUATION POINT
              At this point the Customer and Lonza Biologics will assess the capability of the adapted purification process to produce GMP Product that meets the draft Specification. Agree with the Customer any additional work which may be needed to produce such Product. Any further work will be carried out at a price to be agreed.

              5.2.8 Issue report of activities to Customer. This report shall include:

                      - step yields for each chromatography and buffer exchange operation; copies of analytical results; details of materials and methods used for activities under Stage 5;
                      - an outline of the recommended manufacturing process including an estimate of the expected yield of Product at the chosen production scale.
                      - a recommendation of any process modifications that might be required to purify Product to meet the draft Specification.

       5.3    TIME SCALE

              Stage 5 shall be complete with the issue of the, report of activities and it is estimated that this report will be issued *** Confidential Treatment Requested as to this information *** from the start of Stage 5.

              Stage 5 shall commence as soon as cell culture supernatant is available from Stage 2.

6.0    STAGE 6 - DEVELOPMENT PILOT BATCH

       6.1    OBJECTIVES

              6.1.1 To carry out a development pilot fermentation at *** Confidential Treatment Requested as to this information
                      ***

              6.1.2 To evaluate the ability of the process to produce Product meeting the purity limits included in the draft Specification eg *** Confidential Treatment Requested as to this information *** if appropriate

              6.1.3 To produce bulk purified non-GMP Product that the Customer may use for non-clinical studies.

       6.2    ACTIVITIES

              6.2.1 Recover one vial from the PSS (Stage 1) and expand culture to inoculate a *** Confidential Treatment Requested as to this information ***

              6.2.1 Carry out *** Confidential Treatment Requested as to this information *** using process established in Stage 2.

              6.2.3   Clarify culture broth and concentrate supernatant.

                      Refine key operational parameters of this primary recovery process, including the intermediate filtration step.

              6.2.4 Purify bulk concentrate by procedure established during Stage 5.

              6.2.5 Test Product purity eg *** Confidential Treatment Requested as to this information *** if appropriate, and the *** Confidential Treatment Requested as to this information *** will also be carried out on this development batch.

              6.2.6 Review requirements (if any) for process modifications that may be needed following this study before Stage 8. Any such process modifications are subject to agreement.

              6.2.7 Deliver remainder of bulk purified Product produced from the development batch to the Customer.

              6.2.8 Report on the pilot fermentation and primary recovery investigations, including an estimate of the expected yield from the Cell Line at production scale in the Stage 2 report. Report on the pilot purification and testing results in the Stage 5 report

                      If requested by the Customer carry out further pilot fermentations.

       6.3    TIMESCALE

              Stage 6 shall be complete upon delivery of Product from the development batch. It is estimated that such Product will be delivered *** Confidential Treatment Requested as to this information *** from commencement of Stage 6. Stage 6 can commence as soon as the purification process transfer programme is complete (Stage 5) and the PSS is available (Stage i ). If the Customer requires the Product can be shipped prior to completion of testing (6.2.5).

7.0    STAGE 7 - GMP DOCUMENTATION

       7.1    OBJECTIVE

              7.1.1. To prepare GMP documentation for use in manufacture of Product at *** Confidential Treatment Requested as to this information ***

       7.2    ACTIVITIES

              7.2.1   Prepare GMP documentation. The documentation shall cover:

                      - Inoculum, fermentation, primary recovery and purification process manufacturing directions, and in-process controls contained in the manufacturing directions.
                      -       Materials specifications (as required).
                      -       Sampling protocols.
                      -       Product specifications.

       7.3    TIMESCALE

              It is estimated that Stage 7 will take *** Confidential Treatment Requested as to this information *** from the commencement of work and will be complete on notification by Lonza to the Customer that the documentation has been approved by Lonza's QA Department. Stage 7 will be scheduled such that it is not a rate limiting activity.

8.0 STAGE 8 - PRODUCTION OF CLINICAL MATERIAL AT *** Confidential Treatment Requested as to this information ***

       8.1    OBJECTIVES

              8.1.1 To manufacture clinical grade Product at *** Confidential Treatment Requested as to this information *** (depending on Customer requirement) in an *** Confidential Treatment Requested as to this information *** in accordance with the principles of Good Manufacturing Practice (GMP).

              8.1.2 To further evaluate the ability of the Process to produce Product meeting the draft Specification.

       8.2    ACTIVITIES

              8.2.1 After receiving adequate virus testing data on the PSS and sterility, viability and mycoplasma testing data on the MCB (Stage 3), recover one vial from the MCB and expand culture to inoculate a fermenter.

              8.2.2 Carry out *** Confidential Treatment Requested as to this information ***.

              8.2.3 Prepare a post-production cell bank (PPCB) from the fermentation. This bank is available for testing as required by the Customer.

              8.2.3 Clarify culture supernatant and concentrate by the procedure established in Stage 6.

              8.2.4 Purify concentrate by procedure established during Stage 5.

              8.2.5   Test Product against the draft Specification.

              8.2.6 Undertake quality assurance review of lot documentation and issue a Certificate of Analysis.

              8.2.7 Review requirements (if any) for process modifications in order to meet Specification for manufacture of subsequent lots. Any such process modifications are subject to agreement.

              8.2.8   Deliver Product to the Customer.

       8.3    TIMESCALE

              Stage 8 shall commence as soon as adequate virus testing data and the sterility viability and mycoplasma testing data is available on the MCB (Stage 3).

              Stage 8 shall lid complete upon delivery of Product. It is estimated that Product will be delivered *** Confidential Treatment Requested as to this information *** from commencement of Stage 8.

Note: PRODUCT CAN BE SHIPPED IN QUARANTINE WITH THE CERTIFICATE OF ANALYSIS TO FOLLOW IN ORDER TO FACILITATE THE QUICKEST DELIVERY OF PRODUCT. A LETTER IS REQUESTED BY LONZA BIOLOGICS FROM THE CUSTOMER STATING THAT THE PRODUCT WILL NOT BE USED IN HUMAN STUDIES UNTIL THE CERTIFICATE OF ANALYSIS IS ISSUED BY LONZA BIOLOGICS. THE CUSTOMER MUST INFORM LONZA BIOLOGICS OF THE EXTENT OF LONZA BIOLOGICS' IN HOUSE TESTING REQUIRED TO BE COMPLETE BEFORE THE PRODUCT IS TO BE SHIPPED IN QUARANTINE.

9.0    STAGE 9 - REGULATORY DOCUMENTATION/SUPPORT

       9.1    OBJECTIVES

              9.1.1 To prepare regulatory documentation and regulatory support as required by the Customer to support Phase III Studies.

       9.2    ACTIVITIES

              9.2.1 To provide regulatory documentation covering work under all stages of these Services in a format appropriate for the country of application and as requested by the Customer.

              9.2.2 To attend Customer and regulatory agency meetings as required by the Customer.

              9.2.3 To advise on additional studies that may be required for regulatory Applications.

       9.3    TIMESCALE

              The duration of Stage 9 will depend on the extent of regulatory support requested by the Customer. Lonza will aim to complete the regulatory work as soon as possible after receiving all the relevant data from these Services, in anticipation of the Customer requiring the earliest possible filing date.

10.0   STAGE 10 - EVALUATION OF VIRUS CLEARANCE

       10.1   OBJECTIVES

              10.1.1 To obtain data for clearance of one model virus by the column chromatography and virus inactivation steps used in the purification of bulk Product.

       10.2   ACTIVITIES

              10.2.1 Design a scaled down process for each column chromatography and inactivation step. The scaled down process will mimic as closely as reasonably possible the manufacturing scale process.

              10.2.2 Prepare a GLP study protocol and agree the model virus with the Customer.

              10.2.3 Collect column load samples from the appropriate steps of the full scale manufacturing process during Stage 8 of the Services.

              10.2.4 Carry out the scaled down process for appropriate chromatography steps without the virus spike. Compare the elution profile, Product yield and purity with the full scale manufacturing process. This is designed to demonstrate that the scaled down process does mimic the manufacturing process and to generate control samples to test for cytotoxicity in the virus assay.

              10.2.5 Repeat the scaled down process for each column step, each spiked separately with the selected virus. The virus will be prepared and assayed by a suitable Testing Laboratory. The column chromatography and inactivation studies will be carried out by Lonza staff working in the laboratories of the Testing Laboratory.

              10.2.6 Assay infectious virus recovered in Product containing fractions (to allow calculation of clearance factors) and in selected unbound and wash fractions to determine (where possible) where infectious virus is removed and hence identify critical steps in the process.

              10.2.7 Measure the rate of inactivation of virus by treating the selected model virus in the inactivation steps, developed in Stage 5 in the purification process for Product.

              10.2.8 Measure the clearance of the virus across the virus removing filter step, if included in the process. i

              10.2.9 Calculate virus clearance factors for each step by dividing total infectious virus applied by that recovered with purified Product or after treatment at low pH.

              10.2.10 Issue an audited report of the activities to the Customer.

10.3   TIMESCALE

       Stage 10 shall commence once Product samples are obtained from Stage 8. It is estimated that Stage 10 shall be complete *** Confidential Treatment Requested as to this information *** from commencement.

                                   SCHEDULE 3

                           PRICE AND TERMS OF PAYMENT

1.0    PRICE

       In consideration for Lonza carrying out the Services as detailed in
Schedule 2 the Customer shall pay Lonza, as follows :-

-----------------------------------------------------------------------------------------------------------
                               STAGE                                      PRICE (UK L STERLING)
-----------------------------------------------------------------------------------------------------------
1.       Substage 1 a - Media Selection                              *** Confidential Treatment Requested
                                                                     as to this information ***
-----------------------------------------------------------------------------------------------------------
         Substage 1 b - Cloning and Cell Line Selection                                "
-----------------------------------------------------------------------------------------------------------
2.       Fermentation Studies                                                          "
-----------------------------------------------------------------------------------------------------------
         Substage 2a                                                                   "
-----------------------------------------------------------------------------------------------------------
         Substage 2b                                                                   "
-----------------------------------------------------------------------------------------------------------
3.       Master and Working Cell Bank Preparation and Analysis                         "
-----------------------------------------------------------------------------------------------------------
4.       Substage 4a - Product ELISA Assay Transfer                                    "
-----------------------------------------------------------------------------------------------------------
         Sybstage 4b - Assay Transfer and Validation                                   "
-----------------------------------------------------------------------------------------------------------
5.       Purification Process Transfer                                                 "
-----------------------------------------------------------------------------------------------------------
6.       Development Pilot Batch                                                       "
-----------------------------------------------------------------------------------------------------------
7.       GMP Documentation                                                             "
-----------------------------------------------------------------------------------------------------------
8.       Production of Clinical Material(2)                                            "
-----------------------------------------------------------------------------------------------------------
9.       Regulatory Documentation Support                                              "
-----------------------------------------------------------------------------------------------------------
10.      Evaluation of Virus Clearance                                                 "
-----------------------------------------------------------------------------------------------------------



Notes

(1) This Price includes only cell bank testing as specified in Stage 3 activities, sufficient to allow entry of the Cell Line into Lonza's GMP facility.

(2) This prices may be reviewed depending on the cost of the commercial media selected and the costs of the resins used during the purification Process.

(3) These are Lonza's cost prices for GMP batches produced in the early stage of a product development programme. Once a long term supply arrangement is entered into, it is anticipated that considerable price reductions could be offered.

2.0    PAYMENT

       Payment by the Customer of the Price for each Stage shall be made against Lonza's invoices as follows:

       2.1    For
              Substage 1a
               *** Confidential Treatment Requested as to this information ***

              Substage 1b
              *** Confidential Treatment Requested as to this information ***

       2.2    For
              Stage 2
              Substage 2a
              *** Confidential Treatment Requested as to this information ***

              Substage 2b
              *** Confidential Treatment Requested as to this information ***

       2.3    For Stage 3
              *** Confidential Treatment Requested as to this information ***

       2.4    For Stage 4
              Substage 4a
              *** Confidential Treatment Requested as to this information ***

              Substage 4b
              Payment schedule to be agreed.

       2.5    For Stage 5
              *** Confidential Treatment Requested as to this information ***

       2.6    For Stage 6
              *** Confidential Treatment Requested as to this information ***

       2.7    For Stage 7
              *** Confidential Treatment Requested as to this information ***

       2.8    For Stage 8
              *** Confidential Treatment Requested as to this information ***

       2.9    For Stage 9
              *** Confidential Treatment Requested as to this information ***

       2.10   For Stage 10
              *** Confidential Treatment Requested as to this information ***

              SCHEDULE 4
1. LB and Customer may negotiate in good faith amendments to the scope of the activities set out in Schedule 2 in the event that:

       a. Customer determines that additional activities to the Services are required to meet its objectives or to accelerate where possible performance of the proposed services. Customer acknowledges that LB may have regard to its other third party commitments, and

       b. Customer's requirements change resulting in certain activities to the Services no longer being required to meet Customer's objectives, Customer having regard to its obligations under Clause 4.3 and Clause 9.2 of. Schedule 5.

2. The parties recognise that it may become necessary or desirable for Customer to manufacture *** Confidential Treatment Requested as to this information *** itself or through another manufacturer. LB is willing to effect a process transfer on commercially reasonable terms. *** Confidential Treatment Requested as to this information ***

                                   SCHEDULE 5
                      STANDARD TERMS FOR CONTRACT SERVICES
                          AVANT IMMUNOTHERAPEUTICS INC

1.     INTERPRETATION
       1.1    In these Standard Terms, unless the context requires otherwise
              1.1.1 "Affiliate" means any Company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement. "control" means the ownership of more than fifty per cent (5096) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.
              1.1.2 "Agreement" means any contract between LB and a Customer incorporating these Standard Terms.
              1.1.3 "Cell Line" means the cell line, particulars of which are set out in Schedule 1.
              1.1.4 "cGMP" means Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. LB's operational quality standards are defined in internal GMP policy documents. Additional product-specific development documentation and validation work may be required to support regulatory applications to conduct clinical trials or market a product.
              1.1.5 "Customer" includes any person to whom a Proposal is issued by LB.
              1.1.6 "Customer information" means all technical and other information not known to LB or in the public domain relating to the Cell Line, the Process and the Product, from time to time supplied by the Customer to LB.
              1.1.7 "Customer Materials" means the Materials supplied by Customer to LB (if any) and identified as such by
                      Schedule 1 hereto.
              1.1.8 "Customer Tests" means the tests to be carried out on the Product immediately following receipt of the Product by the Customer, particulars of which are set out in
                      Schedule 1.
              1.1.9 "ex works" means LB has fulfilled its obligation to deliver when it has made the object of delivery available at its premises to the Customer or the Customer's agent (or to LB's carrier if the provisions of Clause 5.1 of this Schedule 5 apply). For the avoidance of doubt, unless otherwise agreed in writing, LB is not responsible for loading the object of delivery on to the vehicle provided by the Customer or the Customers agent (or to LB's nominated carrier if Clause 5.1 of this Schedule 5 applies) or for delaying the object of delivery for export.
              1.1.10 "LB Know-How" means all technical and other information relating to the Process known to LB from time to time other than confidential Customer Information and information in the public domain.

              1.1.11 "Patent Rights" means all patents and patent applications of any kind throughout the world relating to the Process which from time to time LB Is the owner of or is entitled to use.
              1.1.12 "Price" means the price specified in Schedule 3 for the Services.
              1.1.13 "Process" means the process for the production of the Product from the Cell Line, including any improvements thereto from time to time.
              1.1.14 "Product" means all or any part of the product (including any sample thereof), particulars of which are set out in
                      Schedule 1.
              1.1.15  "Proposal" means any proposal or quotation issued by LB.
              1.1.16 "Services" means all or any part of the services the subject of the Agreement or Proposal (including, without limitation, cell culture evaluation, purification evaluation, master, working and extended cell bank creation, and sample and bulk production), particulars of which are set out In Schedule 2.
              1.1.17 "Special Term" means any term additional or supplemental to these Standard Terms from time to time agreed In writing between LB and the Customer. Particulars of any Special Terms at the date of the Agreement are set out in
                      Schedule 4.
              1.1.18 "Specification" means the specification for Product, particulars of which are set out in Schedule 1. '
              1.1.19  "Terms of Payment" means the terms of payment specified in
                      Schedule 3.
              1.1.20 "Terms means any third party instructed by LB to cant' out tests on the Cell Line or the Product.
       1.2 Unless the context requires otherwise, words and phrases defined in any other part of the Agreement shall bear the same meanings in these Standard Terms, references to the singular number include the plural and vice versa, references to Schedules are references to schedules to the Agreement, and references to Clauses are references to clauses of these Standard Terms.
       1.3 In the event of a conflict between a Special Term and these Standard Terms, the Special Term shall prevail.

2.     APPLICABILITY OF STANDARD TERMS
       2.1 Unless agreed otherwise, these Standard Terms shall apply to every Proposal and Agreement, and to any services additional to the Services requested by a Customer: LB shall not be bound by any terms which may be inconsistent with these Standard Terms and the Special Terms. No variation of or addition to these Standard Terms and the Special Terms or any other term of an Agreement shall be effective unless in writing and signed for and on behalf of LB and Customer. For the avoidance of doubt, amendments to the draft Specification or Specification for Product shall be effective if reduced to writing and signed by the regulatory representative of both Parties, which regulatory representative shall be nominated from time to time by the parties.
       2.2 Unless previously withdrawn, a Proposal is open for acceptance within the period stated therein. Where no period is stated, the Proposal shall be open for acceptance within thirty (30) days from the date it is issued unless withdrawn in the meantime. Any acceptance by a Customer of a Proposal shall not create a binding contract.

       2.3 A binding contract shall only be created when LB has accepted in writing an offer placed by a Customer.

3.     SUPPLY BY CUSTOMER
       3.1 Prior to or immediately following the date of the Agreement the Customer shall supply to LB the Customer Information, together with full details of any hazards relating to the Cell Line and/or the Customer Materials, their storage 'and use. On review of this Customer Information, the Cell Line and/or the Customer Materials shall be provided to LB at LB's request. Property in the Cell Line and/or the Customer Materials supplied to LB shall remain vested in the Customer.
       3.2 The Customer hereby grants LB the non-exclusive right to use the Cell Line, the Customer Materials and the Customer Information for the purpose of the Agreement. LB hereby undertakes not to use the Cell Line, the Customer Materials or the Customer Information (or any part thereof) for any other purpose.
              3.3 LB shall:
              3.3.1 at all times use all reasonable endeavours to keep the Cell Line and/or the Customer Materials secure and safe from loss and damage in such manner as LB stores its own material of similar nature;
              3.3.2 not part with possession of the Cell Line and/or the Customer Materials or the Product, save for the purpose of tests at the Testing Laboratories; and
              3.3.3 procure that all Testing Laboratories are subject to obligations of confidence substantially in the form of those obligations of confidence imposed on B under these Standard Terms.
       3.4    The Customer warrants to LB that
              3.4.1 the Customer is and shall at all times throughout the duration of the Agreement remain entitled to supply the Cell Line, the Customer Materials and Customer Information to LB;
              3.4.2 to the best of the Customer's knowledge and belief the use by LB of the Cell Line, the Customer Materials or and the Customer Information for the Services will not infringe any rights (including, without limitation, any Intellectual or industrial property rights) vested in any third party; and
              3.4.3 the Customer will notify LB, in writing, immediately it knows or ought to know that it is no longer entitled to supply the Cell Line, the Customer Materials and/or the Customer Information to LB or that the use by LB of the Cell Line, the Customer Materials or the Customer Information for the Services infringes or is alleged to infringe any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party.
       3.5 The Customer undertakes to indemnify and to maintain LB promptly indemnified against any loss, damage, costs and expenses of any nature (including court costs and legal fees on a full indemnity basis), whether direct or consequential, and whether or not foreseeable or in the contemplation of LB or the Customer, that LB may suffer arising out of or incidental to any breach of the warranties given by the Customer under Clause 3.4 above or any claims alleging LB's use of the Cell Line, the Customer Materials or the Customer Information infringes any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party (whether or not the Customer knows or ought to have known about the same).
       3.6 The obligations pf the Customer under this Clause 3 shall survive the termination for whatever reason of the Agreement.

4.     PROVISION OF THE SERVICES
       4.1    LB shall diligently carry out the Services as provided in
              Schedule 2 and shall use all reasonable efforts to achieve the estimated timescales therefor.
       4.2 Due to the unpredictable nature of the biological processes involved in the Services, the timescales set down for the performance of the Services (including without limitation the dates for production and delivery of Product) and the quantities of Product for delivery set out in Schedule 2 are estimated only.
       4.3 Subject to Clause 4.1. the Customer shall not be entitled to cancel any unfulfilled part of the Services or to refuse to accept the Services on grounds of late performance, late delivery or failure to produce the estimated quantities of Product for delivery. LB shall not be liable for any loss, damage, costs or expenses of any nature, whether direct or consequential, occasioned by 4.3.1 any delay in performance or delivery howsoever caused; or 4.3.2 any failure to produce the estimated quantities of Product for delivery.
       4.4 LB shall comply with the regulatory requirements from time to time applicable to the Services as set out in Schedule 2 hereto. If the Customer requests LB to comply with any other regulatory or similar legislative requirements LB shall use all reasonable commercial endeavours to do so provided that:
              4.4.1 the Customer shall be responsible for informing LB in writing of the precise foreign requirements which the Customer is requesting LB to observe;
              4.4.2 such foreign requirements do not conflict with any mandatory requirements under the laws of England;
              4.4.3 LB shall be under no obligation to ensure that such written information complies with the applicable requirements of any foreign jurisdiction; and
              4.4.4 all costs and expenses incurred by LB in complying with such foreign requirements shall be charged to the Customer in addition to the Price.
         4.5  Delivery of Product shall be ex-works LB's premises (Incoterms
              1990). Risk in and title to Product shall pass on delivery. Transportation of Product, whether or not under any arrangements made by LB on behalf of the Customer. shall be made at the sole risk and expense of the Customer.
         4.6 Unless otherwise agreed, LB shall package and label Product for delivery ex-works in accordance with its standard operating procedures. It shall be the responsibility of the Customer to inform LB in writing in advance of any special packaging and labelling requirements for Product. All additional costs and expenses of whatever nature incurred by LB in complying with such special requirements shall be charged to the Customer in addition to the Price.

5.     TRANSPORTATION OF PRODUCT AND CUSTOMER TESTS
       5.1 If requested by the Customer, LB will (acting as agent of the Customer for such purpose) arrange the transportation of Product on issue of certificate of analysis or otherwise whichever is the earlier to occur from LB's premises to the destination indicated by the Customer together with insurance cover for Product in transit at its invoiced value. All additional costs and expenses of whatever nature incurred by LB in arranging such transportation and insurance shall be charged to the Customer in addition to the Price.
       5.2 Where LB has made arrangements for the transportation of Product, the Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:
              5.2.1 damage to or total or partial loss of Product in transit shall be given in writing to LB and the carrier within three (3) working days of delivery; or
              5.2.2   non-delivery shall be given in writing to LB within ten
                      (10) days after the date of LB's despatch notice.
       5.3 The Customer shall make damaged Product available for inspection and shall comply with the requirements of any insurance policy covering the Product notified by LB to the Customer. LB shall offer the Customer all reasonable assistance (at the cost and expense of the Customer) in pursuing any claims arising out of the transportation of Product.
       5.4 Promptly following receipt of Product, the Customer shall carry out the customer Tests.
              PROVIDED ALWAYS the Specification for such Product is not stated to be in draft form, if the Customer Tests show that the Product fails to meet Specification, the Customer shall give LB written notice thereof within forty-five (45) days from the date of delivery of the Product ex works and shall return such Product to LB's premises for further testing. In the absence of such written notice Product shall be deemed to have been accepted by the Customer as meeting Specification. If LB Is satisfied that Product returned to LB fails to meet Specification and that such failure Is not due (in whole or in part) to acts or omissions of the Customer or any third party after delivery of such Product ex-works, LB shall at Customer's discretion refund that part of the Price that relates to the production of such Product or replace such Product at its own cost and expense. In the event Customer requires LB to replace such Product, LB shall be entitled to have regard to its commercial commitments to third parties in the timing of such replacement. Customer acknowledges that there may, therefore, be a delay in the timing of the replacement of such Product.
              FOR THE AVOIDANCE OF DOUBT, WHERE THE SPECIFICATION IS STATED TO BE IN DRAFT FORM LB SHALL BE OBLIGED ONLY TO USE ITS REASONABLE ENDEAVORS TO PRODUCE PRODUCT THAT MEETS SPECIFICATION.
       5.5 If there is any dispute concerning whether Product returned to LB fails to meet Specification or whether such failure Is due (in whole or in part) to acts or omissions of the Customer or any third party after delivery of such Product ex-works. such dispute shall be referred for decision to an independent expert (acting as an expert and not as an arbitrator) to be appointed by agreement between LB and the Customer or, in the absence of agreement by the President for the time being of the Association of the British Pharmaceutical Industry. The costs of such independent expert shall be borne equally between LB and the Customer. The decision of such independent expert shall be in writing and, save for manifest error on the face of the decision, shall be binding on both LB and the Customer.
       5.6 The provisions of Clauses 5.4 and 5.5 shall be the sole remedy available to the Customer in respect of Product that fails to meet Specification.

6.     PRICE AND TERMS OF PAYMENT
       6.1 The Customer shall pay the Price in accordance with the Terms of Payment.
       6.2 Unless otherwise indicated in writing by LB, all prices and charges are exclusive of Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by the Customer (other than taxes on LB's income). All invoices are strictly net and payment must be made within thirty (30) days of date of invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature.
       6.3    In default of payment on due date:
              6.3.1 interest shall accrue on any amount overdue at the rate of two per cent (2%) above the base lending rate from time to time of HSBC Bank plc, interest to accrue on a day to day basis both before and after judgment; and
              6.3.2 LB shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services or to treat the Agreement as repudiated by notice in writing to the Customer exercised at any time thereafter.

7.     WARRANTY AND LIMITATION OF LIABILITY
       7.1    LB warrants that:
              7.1.1 the Services shall be performed in accordance with Clause 4.1; and
              7.1.2 the Product shall meet Specification, save where the Specification is stated to be in draft form when LB shall be obliged only to use its reasonable endeavors to produce Product that meets Specification.
       7.2 Clause 7.1 is in lieu of all conditions, warranties and statements in respect of the Services and/or the Product whether expressed or implied by statute, custom of the trade or otherwise (including but without limitation any such condition, warranty or statement relating to the description or quality of the Product, its fitness for a particular purpose or use under any conditions whether or not known to LB) and any such condition, warranty or statement is hereby excluded.
       7.3    Without prejudice to the terms of Clauses 5.6, 7.1, 7.2, 7.4 and
              7.6. the liability of LB for any loss or damage suffered by the Customer as a direct result of any breach of the Agreement or of any other liability of LB (including misrepresentation and negligence) in respect of the Services (including without limitation the production and/or supply of the Product) shall be limited to the payment by LB of damages which shall not exceed pounds sterling one million four hundred and thirty four thousand (L1,434,000). The aforementioned financial


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              cap in respect of LB's liability shall not apply where damages are incurred due to willful misconduct or gross negligence on the part of LB.
       7.4 Subject to Clause 7.6, LB shall not be liable for the following loss or damage howsoever caused (even if foreseeable. or in the contemplation of LB or the Customer)
              7.4.1 loss of profits, business or revenue whether suffered by the Customer or any other person; or
              7.4.2 special, indirect or consequential loss, whether suffered by the Customer or any other person; and
              7.4.3 any loss arising from any claim made against the Customer by any other person.
       7.5 The Customer shall indemnify and maintain LB promptly indemnified against all claims, actions, costs, expenses (including court costs and legal fees on a full indemnity basis) or other liabilities whatsoever in respect of
              7.5.1 any liability under the Consumer Protection Act 1987, unless such liability is caused by the negligent act or omission of LB in the production and/or supply of the Product; and
              7.5.2 any product liability (other than that referred to in Clause 7.5.1) in respect of Product, unless such liability is caused by the negligent act or omission of LB in the production and/or supply of Product; and
              7.5.3 any negligent or willful act or omission of the Customer in relation to the use, processing, storage or sale of the Product.
       7.6 Nothing contained In these Standard Terms shall purport to exclude or restrict any liability for death or personal injury resulting directly from negligence by LB in carrying out the Services or any liability for breach of the implied undertakings of LB as to title.
       7.7 The obligations of the Customer under this Clause 7 shall survive the termination for whatever reason of the Agreement.

8.     CUSTOMER INFORMATION, LB KNOW-HOW AND PATENT RIGHTS
       8.1 The Customer acknowledges that LB Know-How and LB acknowledges that Customer ' Information with which it is supplied by the other pursuant to the Agreement is supplied, subject to Clause 8.4, in circumstances imparting an obligation of confidence and each agrees to keep such LB Know-How or such Customer Information secret and confidential and to respect the other's proprietary rights therein and not at any time for any reason whatsoever to disclose or permit such LB Know-How or such Customer Information to be disclosed to any third party save as expressly provided herein.
       8.2 The Customer and LB shall each procure that all their respective employees, consultants and contractors having access to confidential LB Know-How or confidential Customer Information shall be subject to the same obligations of confidence as the principals pursuant to Clause 8.1 and shall enter into secrecy agreements in support of such obligations. Insofar as this is not reasonably practicable, the principals shall take all reasonable steps to ensure that any such employees, consultants and contractors are made aware of such obligations.
       8.3 LB and the Customer each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of, any trade


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              secrets or confidential information relating to the technology, business affairs or finances of the other, any subsidiary, holding company or subsidiary or any such holding company of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which comes into its possession under this Agreement.
       8.4 The obligations of confidence referred to in this Clause 8 shall not extend to any information which
              8.4.1 is or becomes generally available to the public otherwise than by reason of a breach by the recipient party of the provisions of this Clause 8;
              8.4.2 is known to the recipient party and is at its free disposal prior to its receipt from the other;
              8.4.3 is subsequently disclosed to the recipient party without being made subject to an obligation of confidence by a third party; or
              8.4.4 LB or the Customer may be required to disclose under any statutory, regulatory or similar legislative requirement, subject to the imposition of obligations of secrecy wherever possible in that relation.
       8.5    The Customer acknowledges that
              8.5.1 LB Know-How and the Patent Rights are vested in LB or LB is otherwise entitled thereto; and
              8.5.2 the Customer shall not at any time have any right, title, license or interest In or to LB Know-How, the Patent Rights or any other intellectual property rights relating to the Process which are vested in LB or to which LB is otherwise entitled.
       8.6    LB acknowledges that
              8.6.1 Customer has undertaken that the Customer Information is vested in the Customer or the Customer is otherwise entitled thereto and LB has no right to use the same save to the extent those granted by Customer to LB under Clause 3.2;
              8.6.2 save as provided herein LB shall not at any time have any right, title, license or interest in or to the Customer Information or any other Intellectual Property rights vested in Customer or to which the Customer is entitled; and
              8.6.3 LB will provide to the Customer such information relating to the Process and Product as contained in the Batch record as requested by the Customer for the performance of Customer's regulatory requirements subject to the obligations of confidentiality outlined in Clause 8.
       8.7 The obligations of LB and the Customer under this Clause 8 shall survive the termination for whatever reason of the Agreement.

9.     TERMINATION
       9.1 If it becomes apparent to either LB or the Customer at any stage in the provision of the Services that it will not be possible to complete the Services for scientific or technical reasons, a sixty (60) day period shall be allowed for discussion to resolve such problems. If such problems are not resolved within such period, LB and the Customer shall each have the right to terminate the Agreement forthwith by notice in writing. In the event of such termination, the Customer shall pay to LB -a termination sum calculated by reference to all the Services performed by


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              !,B prior to such termination (including a pro rata proportion of the Price for any stage of the Services which Is in process at the date of termination) and all expenses reasonably incurred by LB in giving effect to such termination, including the costs of terminating any commitments' entered into under the Agreement, such termination sum not to exceed the Price.
       9.2 Customer shall be entitled to terminate this Agreement at any time for any reason by sixty (60) days' notice to LB in writing. In the event of Customer serving notice to terminate this Agreement which notice is expressed to be given pursuant to this Clause 9.2. Customer shall
              9.2.1 pay LB a termination sum calculated in accordance with the principles of Clause 9.1 above, and
              9.2.2   i.    in the event notice to terminate this Agreement
                            pursuant to this Clause 9.2 is issued to LB within four (4) months of LB's then estimated start date for any stage of the Services which includes cGMP fermentation activities, Customer shall pay LB a sum equal to forty percent (40%) of the full Price of that stage, or those stages, in question which payment shall fall due to LB on or before the date of termination of the Services.
                      ii.   in the event notice to terminate this Agreement
                            pursuant to this Clause 9.2 is issued to LB within one (1) month of LB's then estimated start date for any stage of the Services which includes cGMP fermentation activities, Customer shall pay LB a sum equal to eighty percent (80%) of the full Price of that stage, or those stages, in question which payment shall fall due to LB on or before the date of termination of the Services.
                      iii.  in the event notice to terminate this Agreement
                            pursuant to this Clause 9.2 is issued to LB after the start of a stage or stages of the Services which includes cGMP fermentation activities,
                            Customer shall pay LB a sum equal to one hundred percent (100%) of the full Price of that stage, or those stages, in question which payment shall fall due to LB on or before the date of termination of the Services.
              For the avoidance of doubt activities relating to cGMP fermentation shall be deemed to commence with the date of removal of the vial of cells for the performance of the fermentation from frozen storage.
       9.3 In the event that notice to terminate is served by Customer under Clause 9.2 and LB Is successful In allocating Customer's production slot to a third party customer the provisions of Clause 9.2.2. shall not apply.
       9.4 LB and the Customer may each terminate the Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events
              9.4.1 if the other commits a breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within thirty (30) days of the receipt by the other of notice identifying the breach and requiring its remedy; or
              9.4.2 if the other ceases for any reason to carry on business or compounds with or convenes a meeting of its creditors or has a receiver or manager


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

                      appointed in respect of all or any part of its assets or is the subject of an application for an administration order or of any proposal for a voluntary arrangement or enters into liquidation (whether compulsorily or voluntarily) or undergoes any analogous act or proceedings under foreign law
       9.5    Upon the termination of the Agreement for whatever reason
              9.5.1 LB shall promptly return all Customer Information to the Customer and shall dispose of or return to the Customer the Customer Materials (and where supplied by Customer the Cell Line) and any materials therefrom, as directed by the Customer;
              9.5.2 the Customer shall promptly return to LB all LB Know-How it has received from LB;
              9.5.3 the Customer shall not thereafter use or exploit the Patent Rights or the LB Know-How in any way whatsoever;
              9.5.4 LB may thereafter use or exploit the Patent Rights or the LB Know-How in any way whatsoever without restriction; and
              9.5.5 LB and the Customer shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Clause 9.5.
       9.6 Termination of the Agreement for whatever reason shall not affect the accrued rights of either LB or the Customer arising under or out of this Agreement and all provisions which are expressed to survive the Agreement shall remain in full force and effect.

10.    FORCE MAJEURE
       10.1 If LB is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and shall give written notice thereof to the Customer specifying the matters constituting Force Majeure together with such evidence as LB reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, LB shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue.
       10.2 The expression "Force Majeure" shall be deemed to include any cause affecting the performance by LB of the Agreement arising from or attributable to acts, events, acts of God, omissions or accidents beyond the reasonable control of LB.

11.    GOVERNING, LAW. JURISDICTION AND ENFORCEABILITY
       11.1 The construction, validity and performance of the Agreement shall be governed by the laws of England, to the jurisdiction of whose courts LB and the Customer submit.
       11.2 No failure or delay on the part of either LB or the Customer to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.


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       11.3   The illegality or invalidity of any provision (or any part thereof) of the Agreement or these Standard Terms shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision as the case may be.

12.    MISCELLANEOUS
       12.1 Neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either party shall be entitled without the prior written consent of the other to assign, transfer, charge, subcontract, deal with or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any 50/50 joint venture company of which the party in question is the beneficial owner or fifty per cent (50%) of the issued share capital thereof or to any company with which the party in question may merge or to any company to which that party may transfer its assets and undertakings.
       12.2 The text of any press release or other communication to be published by or in the media concerning the subject matter of the Agreement shall require the prior written approval of LB and the Customer.
       12.3 The Agreement embodies the entire understanding of LB and the Customer and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained in the Agreement. The terms of the Agreement shall supersede all previous agreements (if any) which may exist or have existed between LB and the Customer relating to the Services.




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